Exhibit 99.3

BowX Acquisition Corp. Announces Closing of Full Over-Allotment Option

Menlo Park CA, Aug. 13, 2020 (GLOBE NEWSWIRE) -- BowX Acquisition Corp. (the “Company”) announced today that it has completed the sale of an additional 6,300,000 units pursuant to the underwriters’ over-allotment option granted in connection with the Company’s initial public offering. The additional units were sold at $10.00 per unit resulting in additional gross proceeds to the Company of $63 million.

The Company’s units are listed on The Nasdaq Capital Market (“Nasdaq”) and commenced trading under the ticker symbol “BOWXU” on August 5, 2020. Each unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable and will trade.  Once the securities comprising the units begin separate trading, shares of the Class A common stock and redeemable warrants are expected to be listed on Nasdaq under the symbols “BOWX” and “BOWXW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial target business in any stage of its corporate evolution or in any industry or sector, it initially intends to focus its search on target businesses in the technology, media and telecommunications industries.  The Company is led by Vivek Ranadivé, Chairman and Co-Chief Executive Officer, and Murray Rode, Co-Chief Executive Officer and Chief Financial Officer.

UBS Securities LLC acted as the sole book running manager for the offering.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from UBS Securities LLC, Attn: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, telephone: (888) 827-7275 or email: ol-prospectusrequest@ubs.com.

Registration statements relating to these securities have been filed with the Securities and Exchange Commission (“SEC”) and became effective on August 4, 2020.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BowX Acquisition Corp.

BowX Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. While the Company may pursue an initial target business in any stage of its corporate evolution or in any industry or sector, it initially intends to focus its search on target businesses in the technology, media and telecommunications industries.  The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of net proceeds of the public offering. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Vivek Ranadivé, Chairman and Co-Chief Executive Officer
Murray Rode, Co-Chief Executive Officer and Chief Financial Officer
BowX Acquisition Corp.
(650) 352-4877